Exhibit 10.34

CANCELLATION AGREEMENT

This Cancellation Agreement dated August ___, 2001, is by and between Carl Rose (“Rose”) and EpicEdge, Inc., a Texas corporation (“Company”).

                WHEREAS, the Company is a party to a Note and Preferred Stock Purchase Agreement dated ___ 2001 with respect to financing being provided to the Company.

                WHEREAS, as a condition precedent for this financing, Rose is required to cancel his warrant, dated December 1, 2000, entitling him to purchase 2,000,000 shares of Company common stock at $0.01 per share (“Warrant”).

                WHEREAS, Rose desires to cancel this Warrant as the financing to be provided to the Company benefits both the Company and Rose.

                NOW, THEREFORE, BE IT RESOLVED, for good and valuable consideration, the receipt of which is hereby acknowledged and accepted, the parties hereby agree as follows:

                1.             Rose hereby cancels the Warrant, and agrees any and all rights under the Warrant have been extinguished.

EPICEDGE, INC.

By:
Carl Rose	Name:
Title: